AMENDMENT TO THE PROMISSORY LEASE AGREEMENT
Among the undersigned, namely:

(i) C.I GRAMALUZ S.C.A identified with NIT NUMBER 804.017.745-1, legally represented in this act by GUILLERMO RAMIREZ CABRALES, of legal age, holder of Colombian Identification No. 5.764.410 of Socorro, who serves in this act in her capacity as legal representative, as evidenced by the Certificate of Incorporation and Legal Representation issued by the Chamber of Commerce of Bucaramanga acting as Exhibit No. 1 (the “Landlord”) and, on the other hand,

(ii)    COSECHEMOS YA S.A.S., identified with NIT NUMBER 900.969.918-1, legally represented in this act by OSCAR MAURICIO FRANCO ULLOA, of legal age, holder of Colombian Identification No. 79.596.227, who serves in this act in his capacity as legal representative, as stated in the Certificate of Incorporation and Legal Representation issued by the Chamber of Commerce of Bucaramanga, acting as Exhibit No.2 (the “Tenant”).

The Landlord the Tenant (hereinafter individually referred to as the “Party” and collectively referred to as the “Parties”), have agreed to celebrate into an amendment to the promissory lease agreement (hereinafter the “Agreement”) that shall be ruled in accordance with teh applicable legal rules and, in particular, by the following clauses and prior to the following:

CONSIDERATIONS:

1.
That on the second of May of 2018, the Parties have celebrated a lease (the “Agreement”) on 361 hectares with 6,057 square meters (the “Area”) of the property located in the village of Motoso, rural area of the municipality of Girón, Santander, identified with the real estate registration No. 300-193758 of the County Recorder´s Office of Bucaramanga and the cadastral certificate No.000000110076000 the (“Property”). The current amendment aims to clarify that any requirement or environmental regulation present on zones required by the environmental authority shall be respected and/or compensated, serving this as an explicit authorization utilizing this document, to the owner to cede and deed these strips of land in favor of the environmental entity. This shall not deteriorate the value of the lease.

2.
That under the Agreement, the Tenant shall destine the Property to labors related to cannabis cultivation with medicinal and scientific purposes and other activities of production and transformation associated to these and activities included within its business purpose.

3.
That the Parties have been engaged in negotiations and to reflect the agreements outlined in the Agreement, have decided to subscribe the present Amendment, which leads to the entire replacement of the points contained in the Agreement, which shall remain as:

4.	The Tenant has full knowledge that as of October of 2018, the property subject of this contract has had a lien by an embargo process with Bancolombia.
5.	The Tenant has full knowledge of the condition of the property, and its access roads and its internal building roads.
6.	The Tenant has full knowledge of the condition of the property, and its access roads and its internal building roads.
7.
COSECHEMOS YA SAS, has full knowledge of the existence of a pineapple crop that occupies approximately 20 hectares of the farm Cantalavieja, it is estimated that the pineapple harvest comes out once a year. CI GRAMALUZ SCA shall indemnify COSECHEMOS YA SAS, against any possible claim arising from this crop.

8.
COSECHEMOS YA SAS, has full knowledge that on the Cantalavieja farm, there are two (2) portions of land leased for the installation of two (2) antennas of the companies Sistelec, one of them works for meteorological analysis and Genesis Data. For internet purposes, CI GRAMALUZ SCA shall hold Cosechemos Ya SAS compensated from any third party claims that may arise from the existence of the mentioned antennas.

PROVISIONS

First Provision - Purpose. Under this Agreement, the Landlord promises to deliver the tenancy, as a lease to the Tenant, who in turn promises to receive the same title for their use and enjoyment, in relation to a land of approximately 361 hectares with 6,057 square meters 1,432 hectares, (the “Area”), which is located within the property in the village Motoso, rural area of the municipality of Girón, Santander, identified with the real estate registration No. 300193758 of the County Recorder´s Office of Puerto Bucaramanga and the cadastral certificate No. 000000110076000. The property is described and determined according to the sides taken from public Deed No, 0459 of the 1st of February of 2008, granted by the second (3rd) Notary of Bucaramanga (the “Property”), which are in Annex No. 3 of the present Agreement. The current amendment aims to clarify that any requirement or environmental regulation present on zones required by the environmental authority shall be respected and/or compensated, serving this as an explicit authorization by means of this document, to the owner to cede and deed these strips of land in favor of the environmental entity. This shall not deteriorate the value of the lease.

Second Provision - Destination. The Tenant is obliged to destine the Area for labors related to its business purpose, in accordance with the Certificate of Incorporation and Legal Representation issued by the Chamber of Commerce of Bucaramanga and specifically, nonetheless not being limited to: the development of agricultural and/or agro-industrial, medicinal and scientific activities, especially but nonetheless not being limited to the manufacture of cannabis derivatives for national use and scientific research, manufacture for exporting, cultivation of cannabis for medicinal and scientific purposes, of seeds for planting and the cultivation of cannabis plants, for medicinal, scientific and industrial uses and research, including the storage of inputs, derivate products, by-products, raw materials and other forms of licenses that are allowed to the Tenant in accordance with the current legislations and the competent Colombian authorities, including Law 1787 of 2016, Decree 613 of 2017 and Resolution 780 of 2016, Resolution 2891 of 2017 and Resolution 2898 of 2017 issued by the Ministry of Health and Social Protection, Resolution 3168 of 2015 issued by the Colombian Agricultural Institute, and other regulations currently in force issued by the competent authorities and those issued after the signing of the present document.

Paragraph. By virtue of this Agreement, the Landlord, as owner of the Property, expressly authorizes the Tenant, to make use of the Area for the implementation, development and cultivation of cannabis plants for medicinal and scientific uses as well as other agricultural and/or agro-industrial purposes directly or indirectly related to said activities, in accordance with the provision of the licenses granted by the competent authorities to the Tenant, including the production of seeds authorized or registered within the Colombian Agricultural Institute which are annexed to the present Agreement.

Third Provision - Price. The value of the Area´s monthly rental fee (the “Fee”) shall be:

(a)	Ten million Colombian pesos (COP $10.000.000) plus VAT, which shall be in force from September 19th, 2019 until February 29th, 2020.
(b)
Twenty million Colombian pesos (COP $20.000.000) plus VAT, which shall be in force from March 1st, 2020. Upon expiration of the first year of the Agreement, the Fee shall be increased automatically without the need for any requirement between the Parties, in a proportion equal to the consumer Price index (CPI) increase, this being certified by the DANE for the 12 months immediately prior to the date in which readjustments are to be made.

The Tenant is obliged to top at the Fee within ten (10) business days following the date of receipt of the invoice sent by the Landlord, as referred to in the first paragraph of this clause.

First Paragraph. Invoice Radication. The Landlord shall file a monthly electronic invoice for the fee's collection at the following e-mail address: cosechemosya@gmail.com dlopez@fmresources.ca, within the first five (5) business of each month.

Second Paragraph. Form of Payment. The Tenant shall pay the Fee in favor of CI GRAMALUZ SCA, in the current account No. 487-00555-5 of the ITAU Bank. The bank account change to make effective the fee consignation shall be informed utilizing notification.

Third Paragraph. Grace period. The Landlord shall grant in favor of the Tenant a grace period until the thirty-first of August of two-thousand-nineteen (2019), period in which the fee shall not be caused in favor of the Landlord, nonetheless the mentioned Party shall be held responsible for the payment of the corresponding public services, as well as the agreement that the first rent will accrue from September 1st, 2019, date from which the Landlord shall have five (5) business days to file the first invoice.

Fourth Provision – Duration of the Agreement. The present Agreement shall have an initial duration of five (5) years, as of the 1st OF SEPTEMBER OF 2019.

Sixth Provision – Delivery. The Landlord delivered the Area to the Tenant on May 2nd, 2018, along with all its annexes, improvements, uses, and customs, without prejudice to the grace period that may have been agreed upon by the parties provided in the fourth Paragraph of the Third Provision. In the state in which the Tenant received it.

Seventh Provision – Obligations of the Landlord. The following are the stipulated obligations of the Landlord, without prejudice to those imposed by law:

(a)	To allow the peaceful use and enjoyment of the Area.
(b)	To release the Tenant from any disturbance in the normal and full enjoyment of the Area.
(c)	To receive the payment of the fee.
(d)	To file the corresponding invoice to the collection of the fees within the first 5 business days of each month.

(e)
To assume the payment of the Property´s tax obligations, specifically those that correspond to property taxes, valuation contributions, and overall, any tax or tribute levied on the Property, for which the Tenant may demand verification of said payments under the applicable legislation.

(f)
To allow the Tenant, with prior express written authorization, to make improvements and adjustments in the Area for its adaptation and use, under the Agreement Provisions. To allow the Tenant to make improvements and adaptations in the Area for its use under the provisions determined in the Agreement, said expenses should fall under the Tenant responsibility, and if the withdrawing of the improvements causes any deterioration to the Property, these shall not be withdrawn. The tenant shall not intervene in any way among the areas currently purposed for pineapple, avocado, lemon, and tangerine harvests. The Tenant shall respect these areas with their respective crops. Said areas may be intervened after previous stipulated agreements with the Landlord.

(g)	To carry out all the necessary acts for the Tenant to have a peaceful tenancy of the Property.
(h)	To receive the Area upon termination of the Agreement, as determined in the mentioned.
(i)	To notify the Tenant before entering into any legal business involving the Property.
(j)	All other law provisions as well as those stipulated on this Agreement.

Eighth Provision – Obligations of the Landlord. The following are the stipulated obligations of the Tenant, without prejudice to those imposed by law:

(a)	To pay the Fee under the provisions of this Agreement.
(b)	To use and enjoy the Area under this Agreement, showing respect to the areas with current pineapple, lemon, tangerine and avocado harvests.
(c)	To restitute the property and/or Areas at the termination of the Agreement.
(d)	To maintain good relations, peaceful and respectful coexistence with the personnel and other people who are in the Cantalavieja estate.
(e)	To comply with the farm’s biosecurity standards.
(f)	To pay for the respective public services of the farm.
(g)
To provide the Landlord with copies of the licenses permits and other required authorizations by different entities regarding the development of the business purpose activity carried out on the leased property.

(h)	To watch over and care for the conservation and security of the farm and of those who are on it.
(i)
The Tenant shall be liable for all provisions assumed on this Agreement, as well as those imposed by the applicable law, not being limited to the agreed initial term but also during tacit carryovers and written renewals, until the date of restitution of the property to the Landlord. It shall not keep or allow the storage within the Property of explosive substances or those detrimental to safety, conservation, and hygiene, as well as those that in any way may be qualified as illicit.

(j)	All other law provisions as well as those stipulated on this Agreement.

Ninth Provision - Sanitation. The Tenant undertakes to go out to the Tenant’s sanitation in the events of encumbrances and redhibitory vices that affect the agreed use of the Area.

Tenth Provision – Local Repairs. The Tenant shall be in charge of carrying out the local repairs in the Area under the terms of article 1985 of the Colombian Civil Code.

Eleventh Clause – Public Services. From commencement and up to the restitution date, the Tenant shall be obliged to pay for the public services regarding energy, telephone lines, aqueduct, and sewerage, and garbage collection. If, as a consequence of not timely payment of public services, the respective companies suspend them, withdraw the meter or telephone lines, the Tenant shall charged with the late payment penalties interests, penalties, and expenses that demand reconnection. The Tenant may, without any limitation, install its telephone line(s), power transformers, and water suction pumps, which may be withdrawn upon the termination of the Agreement.

Paragraph. The Landlord shall cooperate as the owner of the Property through authorizations to carry out the claims and formalities required for restoring the service or adequately provided by the respective companies.

Twelfth Provision – Lease Transfer. The assignment of the contractual position of either of the parties or any of the rights arising from the present Agreement shall require the express, prior and written consent of the other Party.

Thirteenth Provision - Sublease. In the event that the Tenant tends to sublet partially or wholly the Area to a third party other than those mentioned above, it shall be done under the provisions of article 523 of the Commercial Code.

Fourteenth Provision – Area Restitution. For the restitution of the Area, once the Agreement is terminated or any of its extensions or carryovers, the Landlord shall send a written notice to the Tenant specifying the date and time for its delivery. The Tenant shall place the Area at the disposal of the Landlord, in the condition in which it was received, with no wear and tear other than the normal due to its use, it shall be free of all occupants in any capacity and the keys shall be handed over along with receipts proof of the payment of public services, until the last day on which the Area was physically occupied, on the business day following the expiration of the respective period. Any improvement introduced by the Tenant may, at his sole discretion, be withdrawn, or maybe left to the benefit of the Area, in which case it shall not be entitled to any consideration for such improvements. The expenses incurred by the Tenant that were originated as a result of or on the occasion of the restitution of the Area, shall be of its exclusive charge and cost.

If the Landlord does not notify the date and time of delivery of the Area within five (5) calendar days following the effective termination of the Agreement, the Tenant shall be responsible for sending notice to the Landlord indicating said time.

If the Landlord fails to return the Area on the stipulated date by the Tenant or refuses to receive, such circumstance shall be recorded in the restitution act. In this case, the Tenant shall provisionally deliver the Area under Article 24 of Law 820 of 2003.

Fifteenth – Agreement Termination. The Parties may terminate the present Agreement without being subject of any indemnity, when any of the following events occurs, in addition to those established by this Agreement and imposed by Law:

(a)	Termination by either Party

i.	Damage or destruction of the Area and/or Property, when said damage or destruction is of such magnitude as to prevent the normal use and enjoyment of the Tenant.
ii.	By dissolution or declaration of compulsory liquidation of any of the Parties.
iii.
By judicial conviction or inclusion of the Parties and/or any of their administrators in the Specially Designated Nationals and Blocked Persons List, issued by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) and/or in any similar list issued by the OFAC or any similar entity, in accordance with any authorization, executive order or regulation.

iv.	The expiry of the term of the Agreement, its carryovers, or renewals.
v.	The mutual agreement between the Parties, which must be in written form.
vi.	The breach of any of the provisions set forth in the present Agreement.

(b)	Termination by the Tenant
i.
The impossibility of using the Area for the purposes agreed upon this Agreement, due to the urban planning and use regulations in force or that shall be governed in the future by judicial rulings, administrative or policy decisions that so order.

ii.	By revocation, denial, or termination of the required licenses or permits for the operation of the activities to which the Area shall be assigned.
iii.	If the Tenant fails to make the necessary repairs to the purpose of this Agreement, and this failure causes damage to the Landlord.

(c)	Termination by the Landlord
i.	By failure or delay greater than four (4) consecutive months in the payment of the established Fee.
ii.	If the Tenant destines the Area to a different purpose other than the one established in the present Agreement.
Sixteenth Provision – Early Termination. In the event that the Tenant terminates this agreement in advance and without just cause and at any time, he shall give six (6) months’ notice prior to the effective date intended as termination of the Agreement and shall be obliged only to pay to the Landlord, an amount of money equivalent to two current fees at the date of termination. Paragraph: If the Tenant early terminates the Agreement on the terms outlined in this Provision, there shall be no application of the Penalty Provision or collection of any additional sums on any title.

Seventeenth Provision – Penalty Provision. The gross breach of the obligations outlined in this Agreement for the Parties shall give rise to the payment of a penalty equivalent to three leasing fees.

The Parties recognize the executive merit of this provision to enforceably collect any sum of money owed by the non-performing Party to the performing Party in connection with the object and obligations of the Agreement.

It shall be understood in any case, that the Penal Provision is of a sanctioning nature, wherefore, this Provision does not extinguish the obligation to comply with any of the obligations agreed in this Agreement, and it shall not make it impossible for the affected Party, in the event of a breach, to request the damages caused by the same, that is to say, the Party that has fulfilled its obligations may request both the payment of the penalty and the compensation for the pertinent damages, including, among others, the payment of the lease fees that are missing until the termination date of the Agreement or its extensions or renewals agreed in Fifth Provision of this Agreement, for the value that would correspond to the sowing of half of the hectares that make up the Area. The Parties expressly waive any private or judicial requirement to constitute arrears in the payment of this or any other obligation arising under the Agreement.

Paragraph. The breach referred to in this Provision must be classified, that is to say, gross and preventing the performance of the Agreement or making its performance more onerous or difficult. The Performing Party shall classify the severity of the breach.

Eighteenth Provision– Statements and warranties. The Landlord represents and warrants to the Tenant:

(a)	That he is a legal entity legally established under the laws of the Republic of Colombia.

(b)
That, for the celebration and the fulfillment of this Agreement, they have all the corporate and legal authorizations and faculties and have taken all the necessary corporate actions, including the authorizations of the respective corporate bodies, to be able to celebrate and perform this Agreement.

(c)
That the effectiveness, enforceability, subscription, celebration, and/or performance of this Agreement does not require the granting of approval, consent, permission, order, license, authorization, declaration, presentation, or report from any person.

(d)
That the information provided to the Tenant is truthful, complete, accurate, up to date, verifiable, and comprehensible. Likewise, the information to be provided to the Tenant in the performance of the Contract shall be truthful, complete, accurate, up to date, verifiable and comprehensible.

(e)	That the Contract has been duly celebrated and subscribed and constitutes a source of legal, valid, binding and enforceable obligations under its regulations.

(f)
That, in addition to the executive attachment that falls on the Property, and which is recorded in notation 008 of the ninth (9) of October 2018 of the property registration number folio, to date he/she is not aware of any situation that limits or threatens to limit or restrict the use, enjoyment and disposition of the Property or the Area, including threats of a civil nature to the ownership, possession or free disposition, nor has he/she been notified of or identified any circumstance of a regulatory, urban, environmental or health nature that could affect the development of the object of this Agreement.

(g)
That the Property, at the date of subscription of this Agreement, is up to date in the payment of all taxes such as property tax, valuation charge, and in general, other concepts related to the maintenance of the Property.

(h)
That he/she is solely and exclusively responsible for any possible complaint regarding the right to and/or ownership of the Property, in this sense, it releases in a long-term the Tenant from all liability for judicial and / or extrajudicial complaints that may arise against the Tenant.

Nineteenth Provision – Indemnity. The Landlord shall indemnify the Tenant from and against any action, complaint, suit, loss, liability, damage, costs and/or expenses that the Tenant may suffer as a result of any breach of any nature of the obligations under this Agreement, or any judicial or extrajudicial claim by reason of acts or obligations that are his/her responsibility under this Agreement or relating to the Property. Especially regarding the process by which executive attachment was decreed as a precautionary measure that falls on the property, and which is recorded in notation 008 of the ninth (9) of October 2018 of the property registration number folio. Likewise, the landlord shall be indemnified by the tenant for and against any action, complaint, suit, loss, liability, damage, costs and/or expenses that may be suffered as a result of the execution of their activities in this lease contract.

First Paragraph. The Landlord agrees to defend the Tenant from all claims, judicial or extrajudicial, for the preceding reasons, arising out of the performance of this Agreement and to acknowledge the costs associated with such defense, including attorneys' fees.

Twentieth Provision – Authorization for the execution of future legal transactions. The Tenant to celebrate legal transactions involving the property, such as, but not limited to, constituting a guarantee, entering into purchase and sale agreements or purchase and sale promissory agreements, entering into new lease agreements, or subjecting the Property to easements.

Twentieth First Provision – Condition Subsequent. The Tenant must sign and submit to the Landlord a title research study on the Property within three months of the Start Date. If this study is unfavorable, the Tenant may terminate the Agreement, without there being any payment in favor of the Landlord.

The title research study shall constitute an integral part of this Agreement and shall be included in Exhibit No. 5.

Twenty-second Provision- Abandonment. In the event of a proven and total abandonment of the Area for more than sixty (60) business days, the Tenant expressly authorizes the Landlord to enter the Area and recover his/her custody, with the only requirement of the presence of two (2) witnesses, in an attempt to avoid the deterioration or dismantling of the Area, provided that the Area remains abandoned or uninhabited for the same term, and that the exposure to the risk resulting from the abandonment is such that it threatens the physical integrity of the property or the security of the neighborhood.

Twenty-third Provision- Preemptive Right. The Landlord shall grant the Tenant a preemptive right over the Property and/or Area, which shall be executed under the provisions of this provision, during the term of this Agreement and its extensions. In the event that the Landlord receives a formal offer to purchase from a third party other than a related party, affiliate or subordinate of the Landlord involving the Area, and that the Landlord has an interest in accepting, he/she shall notify the Tenant in writing of the conditions offered by the interested third party.

The Tenant shall have a period of fifteen (15) business days from the date of receipt of the written notice by the Landlord to express its interest by written notice. If the Tenant does not express his/her interest or his/her response is negative, the Landlord may freely celebrate the purchase and sale agreement with the interested third party under the same conditions offered to the Tenant. If the sale and purchase with the third party fail, the preemptive right shall remain effective. If a third party acquires the Property and/or the Area, the Landlord must guarantee that the latter will accept and respect the Contract.

In the event that the formal purchase offer is made by a related party, affiliate or subordinate of the Landlord (the "Affiliate"), the purchase may only be made with the prior written authorization of the Tenant, and the Landlord shall guarantee the assignment of the Contract to the Affiliate on the same terms and conditions set forth in the Contract.

Without prejudice to the foregoing, the Landlord must obtain the authorization referred to in Clause Twentieth of this Agreement to enter into sales contracts with third parties.

 Paragraph. If the Tenant expresses an interest in the terms outlined in this Provision, the procedure outlined in Clause Twenty-Four of this Agreement shall be followed for purposes of carrying out the corresponding Appraisal and Transfer process.

Twenty-Fourth Provision– Purchase Option. The Tenant shall have the option to purchase the Leased Property (the "Purchase Option"), for himself, or the third parties indicated by him, the Purchase Option shall be governed by the rules as follows:
i.
The purchase and sale price shall be that agreed-upon corporate appraisal carried out by the Lonja de Propiedad Raíz of Bogotá, which shall be contracted by the Tenant within six (6) months following the Starting Date, and shall be indexed to the date on which the notification of the intention to purchase the Property is made, increasing in a proportional manner equal to that of the Consumer Price Index.

This appraisal shall become an integral part of this Agreement and shall be included in Exhibit No. 4.

ii.
The Purchase Option may be exercised in whole by the Tenant, at any time during the Term of the Contract, contemplated in the Fourth Provision of this Agreement, excluding its extensions (the "Term of the effectiveness of the Option ").

iii.
The Tenant, at any time during the Term of Effectiveness of the Option to Purchase, must communicate in writing to the Landlord, the will to exercise the Option to Purchase, indicating in such communication the documents required for the performance of due diligence on the Leased Property (the "Due Diligence Documents"), which will be, but not limited to, registered public deeds on the Property, proof of payment of trade taxes, building permits, information on disputes, precautionary measures, liens or encumbrances on the Leased Property, among other documents of a similar nature.

iv.
The Landlord shall, within thirty (30) business days of receiving the notice, forward the Due Diligence Documents to the Tenant. Once the Due Diligence Documents have been received, the Tenant shall have a term of sixty (60) business days to carry out the due diligence process of the Property.

v.
Once the legal, due diligence process of the Properties has been satisfactorily completed, at the discretion of the Tenant, the Parties, within fifteen (15) business days following the expiration of the period for carrying out the due diligence process, shall sign the promissory Sale and Purchase Agreement in which the method of payment of the Sale and Purchase Price, and other conditions for executing the purchase and sale agreement on the Property shall be specified.

vi.
With a prior written agreement, the Parties may grant the public deed of sale and Purchase or the document through which the sale of the Properties is understood to be executed, without the need to exhaust the subscription stage of the Promissory Sale and Purchase Agreement.

The Landlord shall be obliged to sell to the Tenant, the total property of the Area object of the present Agreement, in case he notifies his/her intention to make this purchase. For these purposes, the Tenant may communicate this decision, at the latest, one month before the maximum date foreseen for the duration of this Agreement.

Twenty-fifth Provision– Encumbrance Settlement.  The Landlord must communicate to the Tenant, within fifteen (15) business days following the Start Date, the value of the debt corresponding to the Executive Attachment decreed as a precautionary measure that falls on the property, and which is recorded in notation 008 of the ninth (9) of October 2018 of the property registration number folio. The Landlord must pay this debt, within the following 24 months from the Starting Date.

Twenty-sixth Provision – Payment of the credit. Without prejudice to the provisions of Clause Twenty-Fourth of this Agreement, within 12 months of obtaining the results of both the securities study described in Clause Twenty-First and the appraisal referred to in Clause Twenty-Four of this Agreement, the tenant shall be able to make the payment of the obligation that as guarantor the landlord currently has with Bancolombia, by means of a loan, granted to CI GRAMALUZ SCA, for a previously agreed value, which shall be backed by means of a mortgage in favor of the tenant and/or whoever this defines, in the meantime the tenant decides if he exercises his right to purchase option on the property object of this contract.

The interest generated by this loan shall be mutually agreed and said value may be discounted by the tenant from the value of the lease and in no case may it exceed the nominal interest established by the Banco de la República.

Twenty-seventh Provision - Notices. Any notice or other required or permitted communication under this Agreement must be in writing and must be personally delivered or transmitted by fax or electronic mail or sent by courier to the specified counterparty at the following address:

Landlord: CARRERA 35A NO. 46-04 BUCARAMANGA

Tenant: CARRERA 25 NO. 29-87 FLORIDABLANCA

Either Party may change their address for this Agreement by informing the new address by written notice to the other Party in the manner aforementioned. Any notice given pursuant to the foregoing shall be deemed to be delivered upon personal delivery, if so sent, upon receipt of confirmation, if sent by fax or e-mail, or on the 5th day of dispatch by specialized mail or Courier, if sent by mail, but if delivered in a manner different from that set forth above, such notice shall be deemed to be delivered when it is effectively received.

In the case of receiving two (2) or more adversarial notices, the one with the most recent date will always prevail.

Twenty-eighth Provision – Amendment. This instrument contains the entire agreement between the Parties regarding the subject matter hereof and supersedes any other agreement or negotiation, written or oral, which the parties may have celebrated before this contract. No amendment to the Agreement shall be deemed effective unless agreed to in writing.

Likewise, any amendment to the provisions of this instrument must be included in writing and duly signed by the authorized representatives of the Parties, without any Party being able to invoke any agreement or oral commitment of any kind that modifies, extends or renews the terms and content of the provisions of this agreement.

Twenty-ninth Provision – Expenses. The Parties shall bear any expenses incurred in the notarization of this Agreement in equal proportions.

Thirtieth Provision: Any controversy or difference related to this agreement to this agreement, its execution and liquidation will have to be solved by means of direct and cordial agreement between the parties, if after thirty (30) business days the difference persists, the parties will have to go to the Centro de conciliación empresarial de la superintendencia de sociedades de Bucaramanga.

Thirty-first Provision- Exhibits.

No.	Description
Exhibit 1	Landlord Legal Representation Instruments
Exhibit 2	Tenant Legal Representation Instruments
Exhibit 3	Area plan
Exhibit 4	Corporate appraisal carried out by the Lonja de Propiedad Raíz of Bogotá
Exhibit 5	Title research study

For the record, this document is signed by the Parties in the city of Bucaramanga on the first (01st) day of September 2019. (The “Date Signed”)

LANDLORD	TENANT
(signed) “Guillermo Ramirez Cabrales”	(signed) “Oscar Mauricio Franco”
CI GRAMALUZ SCA	COSECHEMOS YA
TIN 804.017.745-1	TIN 900.969.918-1,
GUILLERMO RAMIREZ CABRALES	OSCAR MAURICIO FRANCO
ID NO. 5.764.410 Legal Rep.	ID NO. 79.596.227 Legal Rep.

Exhibit 1

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

BUCARAMANGA    CHAMBER   OF COMMERCE
CERTIFICATE   GENERATED   THROUGH   VIRTUAL   PLATFORM
PLACE AND  DATE  OF   ISSUE:    BUCARAMANGA,     2019/10/15     HOUR:   17:   17:   69136800
VERIFICATION      CODE:    LS3516C3D8

THE  PERSON  OR  ENTITY  TO  WHICH     YOU  WILL   DELIVER   THE  CERTIFICATE    CAN  VERIFY  THE CONTENT     AND  RELIABILITY,       ENTERING     WWW.CAMARADIRECTA.COM    OPTION   ELECTRONIC CERTIFICATES     AND   DIGITING     THE   VERIFICATION      CODE   CITED   IN   THE   HEADING.    THIS CERTIFICATE,    WHICH        MAY     BE   VALIDATED      UNLIMITEOLY,       FOR    60    CALENDAR     DAYS COUNTED   FROM    THE  DATE  OF   ITS  ISSUE,    CORRESPONDING    TO  THE  IMAGE   AND  CONTENT OF   THE   CERTIFICATE      CREATED    AT   THE   TIME    IN    WHICH     IT   IS    GENERATEO    IN   THE WINOOWS   OR THROUGH     THE  VIRTUAL   PLATFORM  OF THE  CHAMBER.

CERTIFICATE      OF  EXISTENCE    AND    LEGAL  REPRESENTATION      OF  SOC.COM.     ACTION   OF:
C.I.  GRAMALUZ   S.C.A
REGISTRATION    STATUS:   ACTIVE
THE  SECRETARY      OF  THE  CHAMBER    OF COMMERCE      OF BUCARAMANGA,      BASED  ON THE REGISTRATION      AND  REGISTRATION     OF   THE  COMMERCIAL    REGISTRY
CERTIFIES
RENEWAL     DATE:   MARCH    30, 2019
IFRS   GROUP:    GROUP  II.
CERTIFIES
REGISTRATION:    05-144573-07 OF 2007 /10/18
NAME:   C.I.  GRAMALUZ S.C.A
NIT:  804017745-1
AODRESS:   BUCARAMANGA
COMMERCIAL    ADORESS:  CARRERA 35 A #   46 - 04
MUNICIPALITY:    BUCARAMANGA - SANTANDER
TELEPHONE 1:   6430024
TELEPHONE 2:  3165257528
TELEPHONE 3:  3168333419

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

EMAIL:    gestion@gramaluz.com.co
JUDICIAL    NOTICE
CARRERA  35  A #  46 - 04
MUNICIPALITY:   BUCARAMANGA - SANTANDER  TELEPHONE   1:  6430024
TELEPHONE   2:  3165257528
TELEPHONE  3:   3168333419
EMAIL:   gestion@gramaluz.com.co
CONSTITUTION:THAT BY NOTARIZED PUBLIC DEED No 4162 OF 2004/08/04 OF  NOTARY
03 OF BUCARAMANGA ENROLLED  IN THIS CHAMBER OF  COMMERCE   ON 2007/10/18  UNDER
NO.  72670  OF BOOK 9,  THE COMPANY  DESIGNATED  C.I.   GRAMALUZ S.C.A

CERTIFIES
THAT BY NOTARIZED PUBLIC  DEED NO. 4.162   OF THE THIRD  NOTARY  OF  BUCARAMANGA,
ENROLLED IN  THIS  CHAMBER OF  COMMERCE  ON 10/18/2007,   UNDER   N0.72670  OF BOOK
IX,  CONSIDERS  THAT THE COMPANY DESIGNED:    "GRAMALUZ  S.C.A.

CERTIFIES
THAT BY NOTARIZED   PUBLIC  DEED NO.  7.652  OF  THE THIRD  NOTARY OF BUCARAMANGA,
ENROLLED   IN  THIS  CHAMBER OF COMMERCE  ON 10/18/2007,   UNDER   NO.  7673  OF  BOOK
IX,  CONSIDERS  THAT THE COMPANY  CHANGED ITS NAME OF:  GRAMALUZ S.C.A.   FOR  THAT
OF:
C.I.  GRAMALUZ   S.C.A.

CERTIFIES
THAT  BY NOTARIZED PUBLIC DEED NO.  7,719    OF THE THIRD  NOTARY  OF  BUCARAMANGA,
ENROLLED  IN THIS  CHAMBER  OF COMMERCE  ON 10/18/2007,    UNDER  NO.  7671  OF  BOOK
IX,  CONSIDERS THE  TRANSFER OF ADDRESS   FROM THE CITY OF  BUCARAMANGA TO THE
CITY OF BOGOTA.

CERTIFIES
THAT BY NOTARIZED  PUBLIC  DEED   NO.   5,245   OF 09/18/2007,   GRANTED IN  THE THIRD
NOTARY OF THE  BUCARAMANGA CIRCUIT,  REGISTERED   IN  THIS  CHAMBER  ON  10/18/2007,
 UNDER NO.   72674  OF BOOK IX,  CONSISTS:    THE  CHANGE OF BOGOTA'S  ADDRESS  TO THE
CITY OF BUCARAMANGA.

CERTIFIES
THAT BY NOTARIZED  PUBLIC  DEED   NO.   2683   OF 2014/12/29 OF THE NOTARY 09 OF
BUCARAMANGA,ENROLLED   IN  THIS  CHAMBER   OF COMMERCE ON  2015/02/03, UNDER NRO.

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

124220    OF BOOK  9,  CONSISTS:    FUSION   BY ABSORPTION,    UNDER    WHICH    THE SOCIEDAD C.I    GRAMALUZ   S.C.A    (BENEFICIARY    COMPANY)   ABSORBES   THE  SOCIEDADES TIERRACAOBA    S.C.A,   GOASAN   SAS  AND  C.I.    TASTY  FRUITS   LTDA   (FUSIONATED COMPANIES), WHICH     ARE  FULLY  EXTINGUISHED.

CERTIFIES
THAT  SUCH  COMPANY  /  ENTITY    HAS  BEEN   REFORMED  BY  THE  FOLLOWING    DOCUMENTS: DOCUMENT NUMBER                     DATE               ENTITY                CITY                   ENROLLED.
NOTARIZED    PUBLIC    DEED

5245                                  2007 /09/18              NOTARY  03                BUCARAMANGA    2007  /10/18
NOTARIZED    PUBLIC   DEED
7179                                  2004/12/28               NOTARY  03                BUCARAMANGA      2007 /10/18
NOTARIZED     PUBLIC    DEED
7652                                  2006/12/14               NOTARY  03                BUCARAMANGA    2007 /10/18
NOTARIZED     PUBLIC   DEED
1039                                  2010/03/09               NOTARY  03                 BUCARAMANGA    2010/03/10
NOTARIZED     PUBLIC   DEED
2858                                  2010/12/13               NOTARY   09                BUCARAMANGA      2010/12/16
NOTARIZED      PUBLIC    DEED
2683                                  2014/12/29               NOTARY   09                BUCARAMANGA     2015/02/03
NOTARIZED     PUBLIC   DEED
1502                                  2016/07   /15            NOTARY  09                BUCARAMANGA      2016/07/19

CERTIFIES
VALIDITY    IS:   SINCE    2004/08/04      UNTIL    2034/08/03

CERTIFIES

THE,    RENT   THEM,   SELL  THEM    OR TAX  THEM.    B)  THE  INVESTMENT      OF MONEY   IN  THE ACQUISITION     OF SHARES   IN  ANDNYMOUS    COMPANIES,    BONDS,   RIGHTS,     OTHER  IN VERSION    PAPERS   IN   PUBLIC    OR  PRIVATE   OR  MIXED    ENTITIES.     C) PURCHASE,   SALE, DISPOSAL TO ANY TITLE  PREVIOUS   PROPERTY DESCRIBED  OR  SIMILAR.   D) THE REALIZATION  OF AGRICULTURAL,   PECUAR   ACTIVITIES  IN GENERAL   AND AGROINDUSTRIAL ACTIVITIES  IN  GENERAL.   E)   DEVELOPMENT    OF ALL ACTIVITIES   RELATING TO THE EXPLOITATION,   EXPLOITATION    AND COMMERCIALIZATION  OF MINERALS   AND NATURAL RESOURCES.F)  INVESTING  ANY TITLE  IN  AN AGROINDUSTRIAL   SECTOR,   ANY ECONOMIC SECTOR AND ANY OTHER SIMILAR  OF  THE INTERNATIONAL,   NATIONAL,   DEPARTMENTAL OR NATIONAL ORDER.   G) CELEBRATE THE COMPANY CONTRACT WITH  OTHER NATURAL  OR

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

NATIONAL   OR  FOREIGN,     NATIONAL    OR FOREIGN    PERSONS,      ALWAYS   THAT  THE  PURPOSE OF THE  ASSOCIATION  FOLLOWS THE SOCIAL OBJECT  OR SERVES  TO  MAKE   ANY COMPLEMENTARY   WORK     OF  MY MO.   H)   BUY,    SELL,    IMPORT,    EXPORT,    REPRESENT NATIONAL   OR   EX-SIGNATURE       PRODUCERS      OR COMMERCIALIZERS        OF  ARTICLES   RELATED TO THE  SOCIAL    OBJECT.     I)  THE   CONDUCT   OF   BUSINESS     PARTICIPATION      CONTRACTS WITH   MORE   NATIONAL  OR  FOREIGN    FIRS.    FOR   THE   DEVELOPMENT  OF THE  SOCIAL   OBJECT THE   COMPANY  CAN:    l.   TO  ACQUIRE    ALL  CLASS  OF   MOVABLE   OR   REAL    ESTATE    PROPERTY, TO  DISPOSE  THEM,    MODIFY    THEM,REFORM,     HAVE   THEM,  LEASE   THEM,SELL THEM OR TAX THEM;    2.  MAKE  OPE  BANK,  CREDIT,   INSURANCE   AND  FINANCIAL   RATIONS AND IN GENERAL    EXECUTE   ALL THE FINANCIAL,   CREDIT  AND COMMERCIAL ACTS NEEDED OR CONSEQUENT   TO THE DEVELOPMENT   AND FULFILLMENT     OF THE  SOCIAL OBJECT,   WHICH PERMIT US  TO OBTAIN  US THE  DEVELOPMENT   OF THE COMPANY, WITHOUT CONSTITUTING   FINANCIAL   INTERMEDIATION  ACTIVITIES;    3. FUSION WITH OTHER COMPANIES   OR  ESCINDIR;;   4.   PARTICIPATE  AS A PARTNER  OR SHAREHOLDER IN THE CONSTITUTION    OF  COMMERCIAL    COMPANIES OR ACQUIRE RIGHTS OR ACTIONS IN COMPANIES  ALREADY   CONSTITUTED;    5. PERFORM ALL CLASS OF  ACTS RELATED TO SECURITIES;6.    MORTGAGE  OR GIVE IN  PRESS,  OR IN ANY OTHER   CLASS OF  GUARANTEE ITS ASSETS, MAKING  THEMSELVES     IN   FOREIGN   CURRENCY   ALWAYS THAT  CORRESPOND TO OPERATION NES OF CHANGE OR  IN UNITS OF  PURCHASING    CONSTANT ACQUISITION AND 7. NUMBER AND DUMING WITH  OR WITHOUT WARRANTY  OF THE  SOCIAL PROPERTY, AND GIVING,   ENDORSING,  PURCHASING,    ACCEPTING,   PROTECTING,    CANCELING, EVALUATING AND PAYING LETTERS  OF CHANGE,   CHECKS,  PAGARES  OR ANY OTHER EFFECT OF THE TRADE AND IN,  GENERAL CELEBRATE THE  COMMERCIAL CONTRACT OF
CHANGE IN ALL ITS FORMS;  8. PERFORM ALL OPERATIONS    AND CE READ ALL THE ACTS AND CONTRACTS,  THAT ARE DIRECTLY RELATED TO THE   EXPRESSED   SOCIAL OBJECT OR NEEDED FOR THE   EXERCISE OF YOUR   RIGHTS    OR THE  FULFILLMENT   OF YOUR OBLIGATIONS.  11.THAT   BY WRITING   NRO. 1.039,   BEFORE   CITED  CONSIDERS:   ADDING THE SOCIAL OBJECT OF THE  FOLLOWING WAY: " ...  DEVELOP   ALL ACTIVITIES  THAT ARE RELATED  TO THE  ACQUISITION,     DISPOSAL,   DISTRIBUTION,   COMMERCIALIZATION, MARKETING   PROMOTION,    EXPORT  AND IMPORT   OF INDUSTRY   PRODUCTION  AND IMPORT AVICOLA, MEAT, ALL KINDS  OF EDIBLES, ALL KINDS   OF  DRINKS,    LIQUIDS  TO COHOLICS, AROMATIC DRINKS, INFUSIONS,    TE,  COFFEE,   INDUSTRIAL  HONEYS,    ELEMENTOS  OF CLEANING,  PAPERWORK ELEMENTS  FOR HOUSEHOLD    OR  OFFICE MANAGER OR OFFICE COMMERCIALS   OR MANDATARIES   PROVIDED   FOR SUCH   END. "

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

CERTIFIES
CAPITAL                                                       NUMBER  OF ACTIONS
NOMINAL   VALUE
AUTHORIZED    CAPITAL:    $ 1,037,200,000      1,037,200
$ 1,000.00
SUBSCRIBED  CAPITAL:       $ 588,119,000            588,119
$ 1,000.00
PAID CAPITAL:                        $ 588,119,000           588,119
$  1,000.00

CERTIFIES
LEGAL  REPRESENTATION:  LEGAL REPRESENTATION WILL BE EXERCISED  BY THE MANAGING   OR COLLECTIVE MEMBERS JOINT OR SEPARATELY, WHO WILL  HAVE WIDE FACULTY TO USE THE SOCIAL SIGNATURE AND TO CELEBRATE ALL THE OPERATIONS UNDER   THE ORDINARY  BUSINESS GROUP. WHO CAN DELEGATE THE ADMINISTRATION   OF THE COMPANY  IN  A COMMANDITY   PARTNER OR IN A STRANGE TO THE COMPANY,  SUCH DELEGATION WILL INHIBIT  THE MANAGER OR DELEGANT OF THE MANAGEMENT OF SOCIAL BUSINESSES, BUT SHE CAN RESUME THE ADMINISTRATION  AT ANY TIME DELEGATE.

CERTIFIES
THAT BY PUBLIC DEED No. 4162  OF 2004/08/04  OF NOTARY 03 ENROLLED IN THIS
CHAMBER OF COMMERCE ON 2007/10/18   UNDER  NO. 72670  OF BOOK 9, CONSISTS:
CHARGE  NAME
RAMIREZ  CABRALES GUILLERMO   DOC. IDENT  OC 5764410
MARTINEZ SERRAND   LUZ  MARIA I.D.
ID  37831210

THAT  BY THAT BY PUBLIC DEED No.  0131  OF 2017 /01/26   OF NOTARY 09 ENROLLED IN THIS  CHAMBER  OF COMMERCE ON 2017/02/01   UNDER NO 144545  OF BOOK 9,  CONSISTS:
CHARGE  NAME
DELEGATE KING SILVA  NANCY ROCIO
ID 63511089
CERTIFIES
WHAT PER ACT RO. 19 OF 03/14/2001,  OF THE BOARD OF DIRECTORS, REGISTERED IN
THIS CHAMBER OF COMMERCE ON 03/14/2011,  UNDER THE NRO. 91118,   FROM BOOK IX,

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

CONSISTS:    MORA  MORA  LUISA   FERNANDA   PRESENTS  A RESIGNATION    TO  THE  POSITION OF  DELEGATE  WHICH   IS  APPROVED   UNANIMOUSLY  OF THE  BOARD  OF DIRECTORS.
POWERS   OF THE  LEGAL  REPRESENTATIVE:     " ...   WITHOUT  INJURY   OF THE  POWERS  THAT THE  LAW ASSIGNES   TO  THE  COLLECTIVE    PARTNERS  OR  MANAGERS   OR THEIR   DELEGATES AS THEY  REPRESENT   LEGAL  OR AOMINISTRATORS      OF THE  COMPANY,   THESE  WILL   HAVE THE  FOLLOWING   JUOGMENT:    A)  THE  COMPANY  AND  EXTRAJUOICIALLY      AND  USE THE SOCIAL   SIGNATURE,   B)  SUBMIT TO THE  GENERAL  ASSEMBLY   OF ASSOCIATES,     IN  ITS REGULAR  MEETINGS,    A PORMENORIZED    REPORT  OF THE  COMPANY'S   MARCH,   C)  WITH VOCATION   TO THE  ASSEMBLY  OF ASSOCIATES    TO THEIR   REGULAR  OR  EXTINARY,    EXTRA- ORDINARY  MEETINGSD)   DESIGNATE   AND  REMOVE   FREE TO  MEMBERS  OF THE  BOARD  OF DIRECTORS.    E)   CONSTITUTE   THE  SPECIAL   OR GENERAL  APPROPRIATE    - JUDICIAL  OR EXTRAJUDICIAL-OF     LEGACING    THE  POWERS  THAT  I  ESTIMATE   CONVENIENTS,    F)  CREATE THE  CHARGES  THAT  ARE  INDISPENSABLE      FOR THE  OPERATION   OF THE  COMPANY,   NAME AND  REMOVE    THE  EMPLOYEES     UNDER  THEIR    DEPEND  AND  THROUGH   THE  DEPENDS OFFICIALS   OF  THE  COMPANY   FULFILL  THEIR   DUTIES;    G)   CELEBRATE  THE  EVENTS  AND CONTRACTS   NEEDED   FOR THE  DEVELOPMENT   OF THE  SOCIAL   OBJECT;   H)  CARE  FOR THE COLLECTION    AND  INVESTMENT    OF THE  COMPANY'S   FON TWO;   I)  FULFILL  THE  OTHER FUNCTIONS   ASSIGNED    BY THE  ASSEMBLY   OF ASSOCIATES    AND  THOSE   THAT  BY THE NATURE  OF THE  POSITION    CORRESPOND   TO  IT  IN  ACCORDANCE    WITH  THE  LAW AND THESE  STATUTES.   IN  THE  EXERCISE    OF THESE  POWERS,    THE  MANAGER   OR  HIS DELEGATE,   MAY PURCHASE   OR ACQUIRE   AT ANY  TITLE   MOVABLE   PROPERTY  OR  PROPERTY SELL THEM  OR ADJUST  THEM  AND  GIVE  THEM  IN  PRENDING   OR  MORTGAGE   OR TAX  THEM IN  WHICH  THERE  IS  IN  ANY  TIME.   CLASS  OF  NEGOTIABLE    AND  NEGOTIATING INSTRUMENTS,   ROTATE  THEM,   ACCEPT  THEM,   ENDORSE  THEM,   PROTECT  THEM,PAY THEM, DOWNLOAD   THEM,   HAVE   THEM;   SHARE  IN  JUDGMENTS    WHERE  THE  PROPERTY  OF THE SOCIAL   PROPERTY     OR ANY  RIGHT   OF  THE  COMPANY  IS  DIPUTED,   TRANSIGE,    CONCILIATE, DESISTIATE,    NOVEL,    RECEIVE,     INTERPOSE   ACTIONS    OR RESOURCES   OF ANY  GENRE  IN ALL  BUSINESSES    OR AFFAIRS   OF WHICH   CITY,   AND,   IN  GENERAL,   ACT  IN  THE  DIRECTION AND  ADMINISTRATION      OF THE  SOCIAL   BUSINESSES.     "DELEGATED:     IN  CASE  OF TEMPORARY    FAILURE   OF THE  MANAGING   PARTNERS  OR IN  THEIR   ABSENCES   NOT  CAUSED BY STATES  OF INDEFENSION,   THE  REPRESENTATIVE     SHALL  ACT  IN  REPRESENTATION    OF THE COMPANY,     WITH  THE  SAME  POWERS  OF THE  MANAGING    OR COLLECTIVE    PARTNERS, EXCEPT   WHEN  I  WILL  ASSUME   THE  LEGAL  REPRESENTATION    OF THE  COMPANY  BY FINDING   THE  MANAGING    PARTNER   IN  THE  STATE  OF INDEFENSION,    IN

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

WHICH   CASE  IT MAY NOT  CELEBRATE    OR  EXECUTE    ANY  CONTRACT   IN  HUNDREDS   OF  ONE    HUNDRED MONTHLY     LEGAL  MINIMUM    WAGES  AND  WITHOUT    MONTHLY  ACCUMULATION     MAY  BE HIGHER   THOUSAND    (1,000)     CURRENT  MONTHLY  LEGAL  MINIMUM    WAGES.     THE   DELEGATE SHOULD INDICATE    WHEN  MAKING     USE  OF  THE  SOCIAL   REASON, WHICH    WORKS   BY DELEGATION   OF  THE   MANAGING       PARTNER,    SO  PAYS TO  SOLIDARILY   RESPONSE     WITH  THE MANAGER     FOR   THE  SOCIAL   OPERATIONS. "

CERTIFIES
ENTRY  OF A NEW  MANAGING    PARTNER:    IN  CASE   OF DEATH  OR  DISAPPEARANCE      OF  THE MANAGING PARTNER    FOR   DIFFERENT   CAUSES  TO  INDEFENSION,   AUTOMATICALLY   WILL   BE PRODUCED ENTERING   THE   COMPANY  AS  A MANAGING    PARTNER    OF PEDRO  PABLO   MARTINEZ SERRAND,    WITH  THE   SINGLE PRESENTATION      TO  THE   CHAMBER    OF COMMERCE    OF THE  MAIN  ADDRESS   OF THE CERTIFICATE    OF   DEATH  OR THE  JUDICIAL    PROVIDENCE    TO  WHICH   THEY  HAVE   PLACED, WHO  AS  SHALL  REPRESENT  THE  SOCIETY   WITH   THE   RESTRICTIONS      BEFORE    ESTABLISHED IS  TO  SAY,   SHOULD  GET   PREVIOUS   APPROVAL   ASSOCIATED   TO  EXECUTE   THE  FOLLOWING ACTS:   A.-  CELEBRATE    ACTS  AND  CONTRACTS   THAT  EXCEED    THE  QUANTITY    OF ONE HUNDRED   (100)   MONTHLY   LEGAL    MINIMUM    SALARY  IN   FAITH   CHA  OF THE  OPERATION, WITHOUT    THE  SUMMARY   OF THEIR   PERFORMANCES     IN  A SAME   YEAR   LITY  MAY  EXCEED TEN  (10)   TIMES   THE  LIMITER   MENTIONED.   B.-  CONSTITUTE    OF  LEGACY  WITHOUT   PRIOR APPROVAL  OF THE  GENERAL  ASSEMBLY   OF   ASSOCIATES    WITH  THE   FAVORABLE     VOTE   OF EIGHT   HUNDRED    PERCENT  (80%)   OF THE  ACTIONS   IN  WHICH    THE  SUBSCRIBED   CAPITAL IS  DIVIDED.   C.-  CONSTITUTE    COMPANIES   OR  ENTER THE   OTHER  EXISTING    BUTS,   BUT  IF YOU TRY TO  COMPANIES    IN  WHICH   THE  DECISION     SHOULD   PARTICIPATE     AS  THE MANAGEMENT     OR   COLLECTIVE    PARTNER,    THE   ASSEMBLY   OF ASSOCIATES    WILL   BE ADOPTED   BY THE  UNANIME  VOTE  OF MANAGERS  AND   COMMANDIT.  PARAGRAPH: THE  NEW MANAGING   PARTNER   CANNOT   APPOINTMENT      OF A PERSON    DIFFERENT      FROM   THE APPOINTMENT     BY THE  FOUNDING    MANAGER   PARTNERS,    OR CHANGE  THE  MEMBERS    OF THE   BOARD  OF DIRECTORS    UNTIL   THOSE    FAILED    ORARE     IMPOSSIBLE TO  BE CARRIED OUT.
CERTIFIES
BOARD  OF DIRECTORS:      WHY   BY PUBLIC   DEED  No.   4162   OF 2004/08/04     OF NOTARY   03 ENROLLED   IN   THIS CHAMBER  OF COMMERCE   ON  2007/10/18  UNDER     NO.    72670    OF BOOK 9, CONSISTS:
P R I N C I P A L E S

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

FIRST UNE   RAMIREZ CABRALES GUILLERMO e.e.   5764410
SECOND LINE  MARTINEZ SERRAND LUZ MARIA C.C. 37831210

SUBSTITUTES

SECOND LINE  MARTINEZ  SERRAND  MARIA CLEMENCIA  C.C. 63300802

BOARD OF DIRECTORS: THAT BY ACT NO 2 OF 2006/11/23  OF THE GENERAL ASSEMBLY OF SHAREHOLDERS   REGISTERED IN THIS  CHAMBER OF COMMERCE  ON 2007 /10/18   UNDER
NO.  72672  OF BOOK 9,  CONSISTS:
SUBSTITUTES
FIRST UNE  RAMIREZ MARTINEZ GUILLERMO ANDRES C.C. 1098660255    BOARD OF
DIRECTORS: THAT BY WRITING.   PUBLIC No.  1527  OF 2010/04/13    OF NOTARY 03
ENROLLED  IN THIS  CHAMBER  OF COMMERCE ON  2010/05/10    UNDER  NO.   85975  OF BOOK 9,  CONSISTS:
MAIN
THIRD UNE  MARTINEZ   SERRAND RAMON GUILLERMO  C.C.  91215641
SUBSTITUTES
THIRD UNE  MORA MORA LUISA FERNANDA  C.C.   52847031

CERTIFIES
OTHER APPOINTMENTS:   THAT  BY ACT NO  31  OF 2016/05/25    OF  GENERAL  ASSEMBLY SHAREHOLDERS REGISTERED IN THIS  CHAMBER   OF COMMERCE  ON 2016/06/21   UNDER NO 139172  OF BOOK 9, CONSISTS:
MAIN FISCAL  REVISOR  RODRIGUEZ RUEDA CONSULTORES S.A.S.    NIT  900952938

CERTIFIES
WHAT PER   ACT NO.  DATE 2016/05/25    OF GENERAL SHAREHOLDERS   ASSEMBLY REGISTERED  IN  THIS  CHAMBER OF COMMERCE ON  2016/06/21  UNDER NO. 139172  OF BOOK 9,  CONSISTS:
THE CORPORTATION 'CI GRAMALUZ  SCA,  BY ACTION  N º  31  OF THE GENERAL   ASSEMBLY  OF SHAREHOLDERS  DATE 05/25/2016,    APPOINTS AS TAX REVISOR TO THE SOCIEDAD  RODRIGUEZ RUEDA  CONSULTORES  SAS, WHO  DESIGNS RODRIGUEZ RUEDA CLARA CLEDA MARLENE IDENTIFIED  WITH ce 63,367,574   AND T.P.   51947-T AS A
MAIN  TAX REVIEWER  AND A MENDEZ CAROLINA  WHEEL IDENTIFIED  WITH C.C. 37,514,192
Y T.P.   109116-T  AS A SUBSTITUTE TAX REVIEWER.

CERTIFIES

ISIC-ECONOMIC    ACTIVITY CODING

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

MAIN   ACTIVITY    :
6810   REAL  ESTATE   ACTIVITIES   CARRIED   OUT  WITH   PROPERTY    OWNED   OR  LEASED. SECONDARY     ACTIVITY:   4690   NON-SPECIALIZED      WHOLESALE   TRADE OTHER   ACTIVITY    1:   8211   COMBINED   ACTIVITIES   OF OFFICE    ADMINISTRATIVE       SERVICES

PROHIBITIONS: THAT  BY PUBLIC  WRITING    NO.    1502   OF   DATE  2016/07/15   OF THE  NOTARY 09  OF   BUCARAMANGA,     ENROLLED    IN  THIS   CHAMBER   OF COMMERCE      ON   2016/07/19, UNDER   NO.   139911    OF BOOK  9,  CONSISTS:    REFORM  STATUTES,   ARTICLE    67.
CERTIFIES

PARAGRAPH:     PROHIBITIONS:   THE  COMPANY   CANNOT   BE A GUARANTOR   OF THIRD    PARTY OBLIGATIONS,     EXCEPT    THOSE    OBLIGATIONS    THAT  SUPPORT  COMPANIES    IN  WHICH   CI GRAMALUZ   SCA,  HAVE   PARTICIPATION,    LIMITED   TO  THE  PERCENTAGE      OF  THEIR PARTICIPATION.

CERTIFIES
ENROLLMENT   ESTABLISHMENT:      142432    OF  2007/10/18     NAME:     C.I.  GRAMALUZ S.C.A. RENEWAL  DATE: MARCH 30,  2019  COMMERCIAL ADDRESS:  CARRERA 35 A#   46 - 04
MUNICIPALITY:  BUCARAMANGA - SANTANDER
PHONE:   6430024
E-MAIL:   gestion@gramaluz.com.co
MAIN  ACTIVITY:  6810  REAL ESTATE ACTIVITIES CARRIED OUT WITH OWN PROPERTY OR
LEASED.
SECONDARY   ACTIVITY:  4690  NON-SPECIALIZED   WHOLESALE  TRADE
OTHER  ACTIVITY  1:   8211  COMBINED   ACTIVITIES  OF  OFFICE  ADMINISTRATIVE    SERVICES

CERTIFIES
THAT BY PUBLIC DEED NO.   4162  DATE 2004/08/03,   ENROLLED IN THIS  CHAMBER  OF
COMMERCE  ON  2004/08/10,   UNDER   NO.   59105   OF BOOK  9,  CONSISTS:
ESCISION    DE LA SOCIEDAD INVERSIONES RAMA S.A.  AND TRANSFER OF PART OF  HERITAGE  TO THE CREATION  OF A NEW BENEFICIARY   COMPANY  DENOMINADA  GRAMALUZ S.C.A.

NO LATER REGISTRATION OF DOCUMENTS APPEARS TO MODIFY THE BEFORE ISSUED IN BUCARAMANGA, A 2019/10/15     17:17:06    - OPERATION REFERENCE  9136800

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

THE  CERTIFICATE    RECORD  ACTS  ARE  SIGNATURE   TEN  BUSINESS   DAYS  AFTER  THE REGISTRATION      DATE,  ALWAYS    THAT,   WITHIN    THIS  TERM,   THEY  ARE   NOT SUBJECT  TO THE RESOURCE      RESOURCES    BEFORE   THIS   ENTITY,    AND  /  OR  APPEAL  BEFORE  THE SUPERINTENDENCE        OF INDUSTRY   AND  COMMERCE.

FOR THE  EFFECTS  OF  THE  COMPUTER   OF THE  TERMS,    SATURDAYS   ARE  NOT  BUSINESS DAYS  IN  THE  CHAMBER   OF   COMMERCE   OF BUCARAMANGA.

THIS   CERTIFICATE    DOES    NOT  CONSTITUTE    FAVORABLE   CONCEPTS   OF SOIL   USE,  HEALTH AND  SAFETY  RULES.

IMPORTANT:       THE  DIGITAL  SIGNATURE    OF THE   SECRETARY   OF THE  CHAMBER   OF COMMERCE   OF  BUCHARAMANGA  CONTAINED    IN  THIS   ELECTRONIC   CERTIFICATE  IS  FOUND ISSUED   BY AN   OPEN  CERTIFICATION     ENTITY  AUTHORIZED    AND  MONITORED   BY THE SUPERINTENDENCE    OF INDUSTRY   AND  COMMERCE,    IN  ACCORDANCE    WITH  THE  LIABILITY OF 1999.

IN  THE  CERTIFICATE,     THE  MECHANICAL       SIGNATURE    WHICH   IS  A GRAPHIC REPRESENTATION        OF THE  SECRETARY     OF  THE  CHAMBER   OF COMMERCE      OF BUCHARAMANGA,    AS  THE   DIGITAL    SIGNATURE      AND  THE  RESPONSIBLE CHRONOLOGICAL STAMP,    WILL   BE INCLUDED  IN  THE  CERTIFICATE, WHICH   MAY  BE VERIFIED    BY  DOCUMENT.

HOWEVER,   IF YOU  BROUGHT     THE   CERTIFICATE    THROUGH   THE  VIRTUAL  PLATFORM  YOU CAN   PRINT  IT  FROM YOUR  COMPUTER  WITH  THE  CERTAINTY   THAT  IT  WAS  ISSUED   BY THE BUCARAMANGA   CHAMBER     OF COMMERCE.   THE  PERSON  OR  ENTITY  TO  WHICH   YOU  WILL DELIVER    THE  CERTIFICATE     CAN   VERIFY,   FOR   ONCE,    YOUR  CONTENT   ENTERING WWW.CAMARADIRECTA.COM OPTION    ELECTRONIC   CERTIFICATES    AND  DIGITING  THE VERIFICATION      CODE  FOUND  IN   THE  ENCOUNTER.    THE CERTIFICATE    TO  BE VALIDATED CORRESPOND  TO  THE  IMAGE AND  CONTENT OF THE  CERTIFICATE  CREATED AT THE TIME IT WAS GENERATED IN THE WINDOWS  OR THROUGH THE VIRTUAL PLATFORM OF THE
CHAMBER.

SIGNATURE

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

Exhibit 2

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

BUCARAMANGA  CHAMBER OF COMMERCE
CERTIFICATE  GENERATED THROUGH VIRTUAL PLATFORM  PLACE AND DATE  OF ISSUE:  BUCARAMANGA,
2019/11/12   TIME:  9:35:45   9162278
VERIFICATION   CODE:  ZPW1171650

THE  PERSON   OR  ENTITY  YOU  USED WILL  DELIVER THE CERTIFICATE  CAN VERIFY CONTENT  AND  RELIABILITY,  ENTERING   WWW.CAMARADIRECTA.COM    OPTION  ELECTRONIC CERTIFICATES AND DIGITING  THE VERIFIED   VERIFICATION  CODE IN THE HEADING.   THIS CERTIFICATE,  WHICH MAY BE VALIDATED   IN A WAY UNLIMITED,   FOR  60 CALENDAR   DAYS COUNTED  FROM  THE  DATE  OF YOUR  ISSUE,  CORRESPOND TO THE IMAGE  AND CONTENT OF THE CERTIFICATE CREATED IN THE MOMENT   IN WHICH  IT WAS GENERATED IN  THE WINDOWS  OR THROUGH THE VIRTUAL  PLATFORM  OF THE CAMERA.

CERTIFICATE   OF EXISTENCE AND   LEGAL  REPRESENTATION OF COMPANIES   BY SHARES
SIMPLIFIED  SAS OF:
COSECHEMOS YA S.A.S.

REGISTRATION  STATUS: ACTIVE
THE SECRETARY  OF THE  CHAMBER  OF COMMERCE  OF BUCARAMANGA, WITH FOUNDATION   IN THE REGI
STRATION AND  REGISTRATION    OF THE COMMERCIAL  REGISTRY

CERTIFIES
RENEWAL  DATE: MARCH  29,  2019
IFRS  GROUP:  GROUP 111.   MICROCOMPANY

CERTIFIES
REGISTRATION:   05-346798-16    FROM 2016/05/12
NAME:   COSECHAMOS   YA S.A.S.  NIT:  900969918-1
ADDRESS:  FLORIDABLANCA

COMMERCIAL ADDRESS:  TRANSVERSAL 154 # 150 - 221  FLOOR 3 OFFICE  3 - 4 BUILDING VISTAAZUL MUN
ICIPALITY:   FLORIDABLANCA  - SANTANDER  PHONEl: 6844600 PHONE2: 3158055342  EMAIL:  cosechemos ya@gmail.com

JUDICIAL  NOTICE  ADDRESS:    TRANSVERSAL    154  # 150 - 221  FLOOR 3 OFFICE   3 - 4 VISTAAZUL  BUILDING MUNICIPALITY:    FLORIDABLANCA   - SANTANDER  PHONEl:  6844600  PHONE2: 3158055342   EMAIL: cosechemosya@gmail.com
CONSTITUTION:
THAT   BY PRIVATE   DOCUMENT  OF 2016/05/03  SHAREHOLDER FLORIDA BLANCA  ENROLLED  IN THIS CHAMBER OF COMMERCE  ON 2016/05/12 UNDER THE  NO 138199  OF  BOOK 9, THE COMPANY  DENOMINATED   COSECHEMOS YA S.A.S.

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

CERTIFIES
VALIDITY  IS:  UNDEFINED
CERTIFIES
SOCIAL PURPOSE:   WHAT  BY PRIVATE DOCUMENT OF CONSTITUTION   OF DATE 2016/05/03  BEFORE CITED,  IT CONSISTS:   ARTICLE 2.  SOCIAL  OBJECT.-   THE  OBJECT OF THE COMPANY CONSTITUTES: l.  ADVANCE RESEARCH   TO DEVELOP  SERVICES AND   PRODUCTS FOR THE  AGRICULTURAL  SECTOR OF THE  COUNTRY OR ABROAD.  2.  PROMOTE  AND IMPLEMENT   PROJECTS  RELATED TO THE  AGRICULTURAL SECTOR. 3. DEVELOP AND EXPLOIT ACTIVITIES  RELATED TO THE AGRICULTURAL   SECTOR AND ESPECIALLY DEVELOPMENT  TECHNOLOGY  FOR THE  COLOMBIAN    FIELD.  4.  EXPORT,   IMPORT,  MARKET AT WHOLESALE OR DETAIL ALL CLASS OF GOODS AND  SERVICES MADE  IN THE SECTOR AGRICULTURAL. S.  THE COMPANY MAY  ALSO PERFORM THE PRODUCTION,  DISTRIBUTION,  MARKETING  AND PROVISION OF ALL KIND OF GOODS AND SERVICES.   6. INVESTMENT IN INDUSTRIAL  AND/   OR COMMERCIAL,  PUBLIC ENTERPRISES,  PRIVATE OR MIXED WITH THE CONNECTED,   EQUAL  OR COMPLEMENTARY   SOCIAL OBJECTTO THE OBJECT SOCIAL.  7. THE PERFORMANCE OF ANY  LEGAL COMMERCE   ACT.  FOR HIM  DEVELOPMENT  OF THE SOCIAL OBJECT THE COMPANY  MAY: A.  DO BANK OPERATIONS,  CREDIT, INSURANCE   AND  FINANCIAL  AND IN GENERAL EXECUTE ALL THE  ACTS FINANCIAL, COMMERCIAL  AND CREDITS AND CELEBRATE  THE  CONTRACTS NEEDED OR CONSEQUENCES    FOR THE  DEVELOPMENT   AND COMPLIANCE  WITH  THE  SOCIAL OBJECT, WHICH ALLOWS TO OBTAIN  FUNDS    OR OTHER  ASSETS NEEDED  FOR THE DEVELOPMENT  OF THE COMPANY FACILITATE THE FULFILLMENT  OF ITS SOCIAL  PURPOSES,    WITHOUT IT MEAN THE DEVELOPMENT OF FINANCIAL  ACTIVITIES. B.  PURCHASE   MOVABLE   PROPERTY  AND  REAL ESTATE,  RENT THEM,  ADMINISTER  THEM,   ETC. C.SI DE,  FUSION   WITH  OTHER COMPANIES  OR ABSORBER  THEM.  D.  PERFORM ALL CLASS OF COMMERCIAL ACTS AND  FINANCIAL WITH  SECURITIES.   IN GENERAL, CELEBRATE ALL CASES OF ACTS OR CONTRACTS NECESSARY OR RELEVANT  FOR SOCIAL  PURPOSES,  DERIVED FROM ACTIVITIES BEFORE USTED AND WHOSE PURPOSE IS TO EXERCISE THE  RIGHTS LEGAL OBLIGATIONS,COMMERCIAL CONTRACTUALS DERIVED  FROM  EXISTENCE  AND  ACTIVITY  OF THE  COMPANY.

CERTIFIES
CAPITAL NRO.  NOMINAL VALUE ACTIONS
AUTHORIZED  CAPITAL:$   1,000,000,000 1,000,000   $ 1,000.00
SUBSCRIBED  CAPITAL:$   5,000,000 5,000  $ 1,000.00
PAID CAPITAL: $5,000,000   5,000  $ 1,000.00

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

CERTIFIES
LEGAL  REPRESENTATION:  THAT BY PRIVATE  DOCUMENT  OF DATE CONSTITUTION   2016/05/03  BEFORE CITED, CONSISTS:   ARTICLE  27. LEGAL  REPRESENTATION.-  LA LEGAL REPRESENTATION   OF THE COMPANY WILL BE IN CHARGE OF A NATURAL  PERSON OR  LEGAL, SHAREHOLDER OR NOT, WHO WILL  NOT HAVE SUBSTITUTES.

CERTIFIES
THAT  BY PRIVATE  DOCUMENT OF 2016/05/03  OF SHAREHOLDER REGISTERED  IN THIS CHAMBER  OF COMMERCE ON 2016/05/12  UNDER No.  138199  OF BOOK 9, CONSISTS:   CHARGE   NAME  LEGAL  REPRESENTATIVE  FRANCO  ULLOA  OSCAR  MAURICIO DOC. IDENT  DC 79596227

CERTIFIES
POWERS OF THE  LEGAL  REPRESENTATIVE:   THAT BY PRIVATE DOCUMENT  OF CONSTITUTION  DATE 2016/05/03  BEFORE   CITED, CONSISTS: ARTICLE 28.  POWERS  OF THE  LEGAL  REPRESENTATIVE.-  THE COMPANY WILL  BE MANAGED, ADMINISTERED  AND REPRESENTED LEGALLY  BEFORE THIRD  PARTIES  BY THE  LEGAL REPRESENTATIVE,  WHO WILL NOT HAVE CONTRACT RESTRICTIONS  FOR REASON OF NATURE OR AMOUNT OF THE ACTS THAT  CELEBRATE  UP TO FORTY (500) MONTHLY MINIMUM   WAGES CURRENT   LEGALS. THEREFORE,   IT WILL  BE  UNDERSTANDED THAT THE LEGAL REPRESENTATIVE   MAY  CELEBRATE  OR EXECUTE ALL THE  ACTS AND CONTRACTS   INCLUDED   IN  THE SOCIAL OBJECT OR THAT  RELATE  DIRECTLY TO EXISTENCE AND  OPERATION  OF THE COMPANY    FOR THE CELEBRATION OF ACTS AND CONTRACTS BETIER TO FOURTY (500)  CURRENT  LEGAL  MONTHLY  MINIMUM   SALARIES WILL  REQUIRE APPROVAL OF THE INVESTORS ASSEMBLY.  TRANSACTIONS CONCERNING   THE ACQUISITION  OR SALE  OF THE  INVESTMENTS   REFERRED TO THE MAIN  OBJECT OF THE  SOCIAL OBJECT WILL  REQUIRE  APPROVAL   OF THE  GENERAL  ASSEMBLY. THE  LEGAL REPRESENTATIVE  IS YOU  WILL  UNDERSTAND    RESEARCH OF THE  MOST  POWERFUL POWER TO ACT IN ALL CIRCUMSTANCES  IN  THE  NAME  OF THE COMPANY,  EXCEPT THOSE POWERS THAT, IN ACCORDANCE WITH  THE STATUTES, THE  SHAREHOLDERS  HAVE  BEEN  RESERVED.   IN RELATIONSHIPS  AGAINSTTHIRD PARTIES, THE COMPANY  WILL  BE OBLIGED   BY THE  ACTS AND CONTRACTS CELEBRATED   BY THE  LEGAL REPRESENTATIVE.  IT IS  PROHIBITED  TO LEGAL REPRESENTATIVE   ANO THE OTHER ADMINISTRATORS OF THE  COMPANY,  BY itself   OR  BY PERSON   INTERPOSITION,   OBTAIN  UNDER  ANY  LEGAL  FORM  OR MODE LOANS  FROM  THE COMPANY OR OBTAINED  FROM  THE AVAL COMPANY,   SECURITY  OR ANY  OTHER TYPE OF GUARANTEE OF  YOUR   PERSONAL OBLIGATIONS.

CERTIFIES
ISIC-ECONOMIC  ACTIVITY CODING
MAIN ACTIVITY:  0128  CROP OF SPICES  AND AROMATIC  PLANTS  AND MEDICINALS
SECONDARY ACTIVITY: 2011 MANUFACTURE OF  SUBSTANCES  AND  CHEMICALS  BASICS

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

OTHER  ACTIVITY 1: 2100 MANUFACTURE  OF PHARMACEUTICAL PRODUCTS,   SUBSTANCES   MEDICINAL CHEMICALS   AND BOTANICAL PRODUCTS   FOR PHARMACEUTICAL USE.
ANOTHER   ACTIVITY   2:  7210 RESEARCH  AND EXPERIMENTAL  DEVELOPMENT IN THE FIELD  OF NATURAL SCIENCES    AND ENGINEERING.
NOT APPEARING    REGISTRATION    OF DOCUMENTS    APPEARING   TO MODIFY IT BEFORE  PROVIDED

CERTIFIES

THAT THE ENROLLER   HAS THE CONDITION OF SMALL COMPANY IN ACCORDANCE   WITH     ESTABLISHED IN   NUMBER 1 OF ARTICLE   2 OF LAW 1429 OF 2010.
ISSUED IN BUCARAMANGA,    A 2019/11/12    09:35:45   - OPERATION REFERENCE  9162278

THE CERTIFICATE    RECORD  ACTS  ARE  SIGNATURE   TEN BUSINESS  DAYS  AFTER  THE REGISTRATION    DATE,  ALWAYS  THAT,  WITHIN    THIS   TERM,    NO BE  THE  SUBJECT  OF THE RESOURCES   OF REPOSITION    BEFORE THIS ENTITY,   AND  / OR OF APPEAL   BEFORE  THE SUPERINTENDENCY    OF INDUSTRY   AND COMMERCE. FOR THE EFFECTS   OF THE COMPUTER OF THE TERMS,  SATURDAYS   ARE NOT BUSINESS   DAYS  IN THE CHAMBER OF
COMMERCE OF BUCARAMANGA.    THIS  CERTIFICATE   DOES  NOT CONSTITUTE FAVORABLE   CONCEPTS  OF SOIL USE,    HEALTH  AND SAFETY  RULES.

IMPORTANT:   THE  DIGITAL   SIGNATURE OF THE SECRETARY   OF THE CHAMBER OF COMMERCE OF BUCHARAMANGA  CONTAINED IN THIS ELECTRONIC  CERTIFICATE,   IS ISSUED   BY  AN OPEN CERTIFICATION ENTITY AUTHORIZED AND MONITORED BY THE SUPERINTENDENCE   OF INDUSTRY   AND COMMERCE,  IN ACCORDANCE WITH THE REQUIREMENTS ESTABLISHED   IN LAW 527 OF 1999. THE MECHANICAL SIGNATURE   THAT  IS A GRAPHIC  REPRESENTATION   OF THE SIGNATURE  OF THE SECRETARY  OF THE CHAMBER OF COMMERCE  OF  BUCHARAMANGA, AS THE DIGITAL SIGNATURE   AND THE RESPONSIBLE   CHRONIC STAMP,  THE WHAT  YOU   CAN   CHECK  THROUGH YOUR   APPLICANT PDF DOCUMENT VIEWER.NO,  OBSTANT IF YOU  BROUGHT  THE  CERTIFICATE   THROUGH    THE VIRTUAL    PLATFORM YOU  CAN PRINT IT FROM YOUR  COMPUTER WITH  THE   CERTAINTY   THAT   IT WAS ISSUED    BY THE  CHAMBER    OF COMMERCE OF BUCARAMANGA.THEPERSON  OR ENTITY   YOU  ARE  GOING    TO DELIVERING   THE CERTIFICATE  CAN VERIFY,   FOR ONLY  ONE TIME, ITS  CONTENT   ENTERING   WWW.CAMARADIRECTA.COM    OPTION ELECTRONIC   CERTIFICATES  AND DIGITING THE VERIFICATION CODE FOUND    IN THE HEAD OF THE PRESENT  DOCUMENT.   THE CERTIFICATE   TO VALI DATE  CORRESPONDS    TO THE IMAGE   AND CONTENT OF CERTIFICATE CREATED  AT THE TIME   IT WAS GENERATED    IN  THE WINDOWS  OR THROUGH OF THE VIRTUAL PLATFORM OF THE CAMERA.

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

Exhibit 3

1268500 N
1267750 N
1267000 N
1266250 N
1088000 E
1088750 E
1089500 E
1090250 E
1091000 E
1091750 E
N
S
E
O
ZOILA ROSA GALVIS DE MEJIA
L= 1677.00 MTS
ALVARO MARTINEZ
L= 1573.00 MTS
AREA ZONA PENDIENTE BOSQUE NATIVO
GUSTAVO REYES
L= 1619.00 MTS
QUEBRADA AGUA BUENA
L= 1430.00 MTS
SOCIEDAD AVIDESA LTDA
L= 2176.00 MTS
L1
L2
L3
L4
L5
ZONA BOSQUE NATIVO
ZONA DE PINOS
POTRERO
ZONA DE PINOS
ZONA DE PINOS
AREA DE PINO APROXIMADA 72 Ha + 4314 m2
CULTIVO DE PIÑA
AREA= 154091 m2
ZONA DE PINOS
CULTIVO DE PIÑA
AREA= 182869 m2
CONVENCIONES
FILO TALUD
ZONA BOSQUE
CULTIVO PIÑA
CULTIVO AROMATICA
CULTIVO PROYECTADO
LAGO
VIA CARRETEABLE
DEPARTAMENTO DE SANTANDER
UBICACION GEOGRAFICA MUNICIPIO DE GIRON
CESAR
NORTE DE SANTANDER
ANTIOQUIA
BOYACA
BOYACA

CUADRO DE COORDENADAS		
PT	NORTE	ESTE
L1	1267585.00	1088390.00
L2	1268065.00	1089880.00
L3	1267340.00	1091100.00
L4	1266265.00	1090340.00
L5	1265985.00	1088390.00

NOTA: LOS PINOS TALADOS CORRESPONDE AL AREA GENERAL DE LA PLANTACION Y ESTAN DENTRO DE LOS LINDEROS DEL PREDIO CANTALAVIEJA DE PROPIEDAD DE C I GRAMALUZ S.C.A.

MUNICIPIO DE GIRON

PROPIETARIO:
C I GRAMALUZ S.C

MUNICIPIO: DE GIRON
DEPARTAMENTO: SANTANDER

OBSERVACION:

MUNICIPIO: DE GIRON
DEPARTAMENTO: SANTANDER

VEREDAD:
MOTOSO
DIRECCION:
FINCA CANTALAVIEJA # 1
MUNICIPIO: DE GIRON
DEPARTAMENTO: SANTANDER

CONTIENE:
LEVANTAMIENTO TOPOGRAFICO
PLANTA GENERAL
LOCALIZACION ZONA DE PINOS
MUNICIPIO: DE GIRON
DEPARTAMENTO: SANTANDER

LEVANTO:
JERSON FABIAN NOVA LUNA
T.P.: 01 - 437
TOPOGRAFO

DIBUJO:
ACAD J&S TOPOGRAFIA

ESCALA:	FECHA:	PLANO:
H:1-7500	MAYO /18	1/2

AREA:
361 Ha 8057 M2

Exhibit 4

PENDING

Exhibit 5

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

Bogotá    D.C.,     November     15,  2019

Messers
COSECHEMOS  YA S.A.S.
City

                                   Subject:   Study   of Titles  300  - 193758   of the  OPI of Bucaramanga

Dear sirs,

In  response  to your  request,   we would  like  to  present  the study  of titles  on the  lot  of land located   in Girón,  Department   of Santander,    identified   with  the  real estate  registration   sheet No.   300  -  193758  of the  Office  of Registration   of Public   Instruments   of Bucaramanga (hereinafter    the  "Lot"),   whose  conclusions   are those  contained in this  report.

1. Identification of current registered owners.

HOLDER	IDENTIFICATION	PERCENTAGE
CI Gramaluz S.C.A.	NIT 804.017.745 - 1	100%

2.   Lot Identification,    Areas  and Tradition

2.1 Real Estate  Registration   Sheet  No. 040-370188:

 •     Land:  Rural
 •     Address:  Cantalavieja  #  1  - Vereda  Motoso,  Municipio  Girón,   Departament.
         Santander.
 •     Cadastral  Code:  000000110076000
 •     Master  rgesitration:This  property   comes  from  the  identified with  the sheet  of
  registration  300  - 128695,   and  its  first annotation   lies  from  March  2,  1992, that is
  more  than   20 years  ago.

   2.2 Area and boundaries

2.2.1      In accordance  with  the  annotations    contained   in the  real estate  registration
 sheet,   and the titles sent  for our  review,  there  is  full   evidence  of coincidence

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

with  the area  indicated   in the  certificate   of tradition   and liberty   in the apart  of
Area and  Boundaries  and in  the  last title  of acquisition, as  indicated   below:

YEAR	ACQUISITION TITLE	DENOMINATION	AREA
2008	Public Deed 459 of February 1, 2008 of the Third Notary (3rd) of the Bucaramanga Circle.	Sale of Pedro Benito Delgado Hernández	361 Has. 6.057 M2
2014	Public Deed 2683 of December 29, 2014 of the Ninth Notary (9th) of the Bucaramanga Circle.	Fusion by absortion	361 Has. 6.057 M2
In the apart of description, area and boundaries of the building indicates that the Lot has 361 Hectares 6,057 square meters

2.2.2    In accordance  with  that  indicated   in deed  459  of February  1, 2008  of the Third  Notary  (3rd)  of the  Circle   of  Bucaramanga,   the  boundaries   of this property are as follows:

C	MTS
North	Partly with Finca la Colorada, from the succession of Polo Ca macho Al me ida toda y with property owned by Gustavo Reyes.
South	Property of Mr. José Jonás Rodríguez Pérez
East	Partly with the estate of Mr. Héctor Álvarez and then with Finca la Colorada of Antonio Martínez's heirs.
West	Before the succession of Polo Camacho Almeida, Today with Property owned by Gustavo Reyes.

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

       2.3       Tradition  and  Levies.

      2.3.1   Tradition.

According  to the   certificate   of delivery    and unencumbered    property   studied  the property   has had 8 transfers   of ownership.

Julia Álvarez de Delgado

Pedro Benito Delgado Hernández Award in judicial liquidation (1992)

Tierracaoba S.C.A. Sale and purchase (2008)

CI Gramaluz Merger (2014)

Although    all transfers   of ownership   have   been  listed,  those  that  are  evaluated   to determine whether  there  could   be  a  legal   risk   are  those   made  10  years  ago,  that  is, only  the acquisition    made   by the current   owner  in 2014,  for which   there   is no evidence   of any  risk.

2.3.2   Levies  and  Domain   Limitations.

In the  certificate    of tradition   and  freedom  there   are  no liens   on  the  property under  study, since  the acquisition  of the  property    by CI Grama luz  is  not evidenced  of the  constitution   of mortgages.    As for  precautionary measures,   there  is evidence    in  annotation    number  8 of the real estate  registration  sheet  dated  October  9,  2018  of a  seizure  resulting   from  an executive process with  personal    action   initiated    by Bancolombia    S.A.

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

The revision   of the  master  revision   certificate   was carried  out,   in  which  it was found  that mortgages  were  constituted    that  to date  are  cancelled,  and that  do not  represent   any  risk.

   3. Fulfilment    of tax   burdens    and  obligations.
     3.1   Valuation   Contribution.

According   to the  report  provided  to  us by the  official   of the  Mayor's  Office  of Girón,  the  Lot object  of the  present  study  does not  present  pending  payments   for  this  concept.

      3.2  Property   Tax.

According    to the   information    provided  by the   Mayor's   Office  of Girón,   the   lot  is in peace and except  for property   tax.

      3.3  Surplus.

The real  estate  registration     sheet  of the  lot  object  of the  present  study  does not have the liquidation   líen  of the surplus  effect  registered.

      4. Cadastral   Status   of  the   Lot.

The lot   is  duly  registered   in the  data base of the  Instituto   Geográfico  Agustín   Codazzi (IGAC).

Also,  it is  evident  in the  documents   that  were  given  to us that  on the  lot  rests a construction of a  house.

The lot  is  valued  cadastrally   in the  sum of one  hundred    and  fifty-two      million    five hundred    and  fifty-five  thousand   pesos   ($152.555.000).

      5. Conclusions

5.1.  The  lot object   of the  present  study,  has an area of 361  Hectares,   6,057  square  meters, is  a  rural   property   located  in Cantalavieja    #  1  - Vereda  Motoso,   Municipality   Girón, Department.    Santander

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.

ACCURACY   CERTIFICATE:      The  undersigned   SANTIAGO  QUIROZ    PARDO,      identified    civilly    and professionally     as  it  appears   next  to  my  signature,    acting    as  Official    Translator:     CERTIFIES   that   the following    texts  are the result   of the Official   Translation    from Spanish   to English    from  a document  identified as (CÁMARA   DE COMERCIO   DE BUCARAMANGA),     which  I   have before  me,   this   is  an  exact copy,  that to the letter  reads:

5.2.  The real estate  registration    sheet  of the  lot  object  of this  study  has no annotations  of mortgages   or easements.   The only   precautionary   measure  that  falls  on it  is a process  in the 10th    Civil   Court  of the  Circuit  of Medellín,   derived  from  a  personal  action.

5.3.   The lot  does not  have  any charges  for concepts  of contribution  for  valuation,  reason for which   it is  concluded   that  it  is  free and clear  for  this  concept.

5.4.   The lot  is currently free  and clear  exempt  from  property   tax.

Yours,

(signed) “Jennifer Andrea Castellanos Arias”
JENNIFER ANDREA CASTELLANOS ARIAS
Associate  Attorney
Rugeles   Abogados

Accepted  by Cosechemos  Ya S.A.S.
(signed) “Oscar Mauricio Franco Ulloa”
Oscar  Mauricio   Franco  Ulloa
Legal Representative

lssued in Bogotá on November 15th, 2019. Santiago   Quiroz Pardo
C.C.   1032451930  Bogotá.
Certificate  of Suitability   No.   507 of 2018,   from Universidad   Nacional  de Colombia
Avenida  Carrera 15 Nº 124 -17 Oficina 407
Phone:  +57 (300)  305 1853•  +57 (1)  735 2802
Email:   comercial@colombiatraduce.com
Bogotá,   Colombia.